UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2019

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Asylum Street, Hartford, Connecticut	06103
(Address of principal executive offices)	(Zip Code)

(860) 291-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBNK	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on July 15, 2019, United Financial Bancorp, Inc. (“United Financial”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with People’s United Financial, Inc. (“People’s United”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, United Financial will merge (the “Merger”) with and into People’s United, with People’s United as the surviving corporation. On September 6, 2019, United Financial filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of United Financial shareholders scheduled to be held on October 22, 2019 in connection with the Merger (the “Special Meeting”).

Litigation Related to the Combination

In connection with the Merger, six complaints were filed between September 10 and September 23, 2019 against one or more of United Financial, the directors of United Financial and People’s United. Two complaints, captioned Paul Parshall v. United Financial Bancorp, Inc., et al., case number 1:19-cv-01716-UNA and Michael Gordon v. United Financial Bancorp, Inc., et. al., case number 1:19-cv-01787-UNA, were filed in the U.S. District Court for the District of Delaware. One complaint, captioned Robert Browne v. United Financial Bancorp, Inc., et al., case number HHD-CV-19-6116910-S was filed in the State of Connecticut Superior Court. Two complaints, captioned William McGurk v. United Financial Bancorp, Inc., et al., case number 1:19-cv-08462 and Francis O’Connor v. United Financial Bancorp, Inc., et al., case number 1:19-cv-08532, were filed in the U.S. District Court for the Southern District of New York and one complaint, captioned Marianne Kochanek v. United Financial Bancorp, Inc., et. al., case number 1:19-cv-05388, was filed in the U.S. District Court for the Eastern District of New York. The Browne, Gordon and Parshall complaints seek to assert claims on behalf of a putative class of United Financial shareholders.

The complaints generally allege, among other things, that the registration statement filed by People’s United in connection with the Merger and the Definitive Proxy Statement filed by United Financial are materially incomplete and misleading, supposedly in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or, in the case of the Browne action, state law fiduciary duties. The actions purport to seek, among other relief, to enjoin the Special Meeting unless and until the allegedly missing material information is disclosed to the United Financial shareholders and, in some instances, money damages in the event that the Merger is consummated.

United Financial believes that no additional disclosure is required to supplement the Definitive Proxy Statement under applicable laws, and that no laws or duties were breached in connection with the Merger or the Definitive Proxy Statement. However, to minimize the costs, risks and uncertainties inherent in litigation and to avoid any potential delay of the consummation of the Merger, and without admitting any liability or wrongdoing, United Financial decided to make certain supplemental disclosures to the Definitive Proxy Statement as set forth below.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement.

The following underlined language is added to the fourth to last paragraph on page 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

On July 10, 2018, Mr. Crawford and Mr. Barnes had a dinner meeting during which they continued discussions about a potential business combination and during which Mr. Barnes indicated that People’s United would be interested in pursuing an acquisition of United Financial at an exchange ratio of 1.154 shares of People’s United common stock for each share of United Financial common stock (representing an indicative value of $21.29 per share and an approximately 19.5~~3~~% premium based on the share prices of the companies on such date).

The following underlined language is added to the second to last paragraph on page 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

Shortly thereafter, representatives of Sandler O’Neill contacted Company B to inquire about its potential interest in a transaction with United Financial, and subsequently United Financial and Company B entered into a customary confidentiality agreement, which contained a customary standstill provision that expired on July 20, 2019, in respect of any further discussions regarding a potential business combination. The confidentiality agreement with Company B did not prohibit Company B from privately requesting a waiver of the standstill provision.

The following underlined language is added to the third full paragraph on page 45 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

On August 31, 2018, People’s United submitted a non-binding indication of interest in acquiring United Financial in a stock-for-stock merger transaction at a fixed exchange ratio of 1.18 shares of People’s United common stock for each share of United Financial common stock (representing an indicative value of $21.84 per share and an approximately 22.9% premium based on the share prices of the companies on such date) and on September 4, 2018, Company B also submitted a non-binding indication of interest in acquiring United Financial in a stock-for-stock merger transaction (representing an indicative value of $22.20 to $23.06 per share and an approximately 24.7~~4~~% to 29.5~~2~~% premium based on the share prices of the companies on such date). At special meetings on September 5, 2018 and September 10, 2019, United Financial’s board of directors reviewed both offers thoroughly with representatives of its senior management team, corporate counsel and Sandler O’Neill and, after initially requesting that People’s United increase its proposal, which People’s United did not do, ultimately determined that Company B’s proposal was superior to People’s United’s. United Financial’s board of directors authorized the United Financial management team to pursue Company B’s proposal, after which, on September 10, 2018, United Financial and Company B executed a letter of intent with an exclusivity arrangement with an expiration date of October 15, 2018. On September 11, 2018, Mr. Crawford notified Mr. Barnes that United Financial was rejecting the offer from People’s United and terminated its access to the electronic data room.

The following underlined language is added to the first paragraph on page 46 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

Between February 13 and February 15, 2019, Mr. Crawford and Mr. Barnes had discussions at a conference in Florida hosted by Keefe, Bruyette & Woods, Inc., People’s United’s financial advisor (which we refer to as “KBW”). At this conference, a representative of KBW conveyed to Mr. Crawford that People’s United would be interested in acquiring United Financial at an exchange ratio in the range of 1.00 to 1.05 shares of People’s United common stock for each share of United Financial common stock~~,~~ (representing an indicative value of $17.34 to $18.21 per share and an approximately 12.2% to 17.8% premium based on the share prices of the companies on February 15, 2019).

The following underlined language is added to, and the stricken language removed from, the third full paragraph on page 47 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

Between May 14, 2019 and May 17, 2019, representatives of Sandler O’Neill contacted People’s United and the four other selected financial institutions. Representatives of Sandler O’Neill engaged in preliminary, exploratory ~~confidential~~ discussions with each of these institutions on a confidential basis to determine whether there was an interest in pursuing a potential business combination with United Financial, but United Financial did not enter into any confidentiality agreements with any of these four other financial institutions.

The following underlined language is added to the third to last paragraph on page 47 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

Following a preliminary due diligence review by People’s United, and based on the results of that review, on May 28, 2019, Mr. Barnes orally communicated to Mr. Crawford an indicative offer to acquire United Financial in a merger at a proposed exchange ratio of 0.91 shares of People’s common stock for each share of United Financial common stock~~,~~ (representing an indicative value of $14.36 per share and an approximately 8.1% premium over the closing price of the United Financial common stock based on the share prices of the companies on such date).

The following underlined language is added to the second to last paragraph on page 48 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger”.

On June 28, 2019, representatives of KBW informed representatives of Sandler O’Neill that in light of the results to date of its due diligence review of United Financial, People’s United would not proceed with a transaction at the previously proposed 0.91 exchange ratio, and conveyed a revised exchange ratio proposal of 0.875 shares of People’s United common stock for each share of United Financial common stock, representing an indicative value of $14.68 per share and an approximately 3.5~~4.0~~% premium over the closing price of the United Financial common stock based on the closing share prices of the companies on the immediately preceding trading date. Representatives of KBW cited concerns about the credit quality of United Financial’s loan portfolio, and further explained to representatives of Sandler O’Neill that, following its due diligence, People’s United had revised its previous assumptions regarding United Financial’s business and increased the amount of non-core loans that People’s United planned to run off during the two years following the consummation of the proposed merger.

The following underlined language is added to the fifth bullet on page 54 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor”.

•	publicly available mean analyst net income and earnings per share estimates for People’s United for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by the senior management of People’s United, as well as a long-term earnings per share growth rate for People’s United for the years ending December 31, 2021 through December 31, 2023 based on publicly available mean analyst estimates, as approved by the senior management of United Financial for use in Sandler O’Neill’s analysis, and estimated dividends per share for People’s United for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of People’s United to use People’s United current dividend rate and historical annual growth;

The following underlined language is added to the first full paragraph on page 55 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor”.

In preparing its analyses, Sandler O’Neill used certain internal financial projections for United Financial for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of United Financial, as well as a long-term earnings per share growth rate for United Financial for the years thereafter, as provided by the senior management of United Financial, and estimated annual dividends of $0.48 per share for United Financial (its current rate) for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of United Financial. In addition, Sandler O’Neill used publicly available mean analyst net income and earnings per share estimates for People’s United for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by the senior management of People’s United, as well as a long-term earnings per share growth rate of 6.0% for People’s United for the years thereafter based on publicly available mean analyst estimates, as approved by the senior management of United Financial for use in Sandler O’Neill’s analysis, and estimated annual dividends per share for People’s United for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of People’s United to use People’s United current dividend rate and historical annual growth. Sandler O’Neill also received and used in its pro forma analysis certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the merger, as provided by the senior management of People’s United. With respect to the foregoing information, the respective senior managements of United Financial and People’s United confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available mean analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of United Financial and People’s United, respectively, and the other matters covered thereby, which projections are subject to the numerous assumptions made at the time of preparation (See “—Certain Financial Forecasts of United Financial” beginning on page 70), and Sandler O’Neill assumed for purposes of its analyses that the future financial performance reflected in such information would be achieved. Sandler O’Neill did not express an opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of United Financial or People’s United since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analyses that United Financial and People’s United would remain as going concerns for all periods relevant to its analyses.

The following table replaces the table at the top of page 59 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Comparable Company Analyses”:

			Balance Sheet			Capital Position				LTM Performance				Trading Valuation
			Total Assets	Loans/ Deposits	NPAs/ Assets	TCE/TA	Leverage	Total RBC	CRE Concen	ROAA	ROAE	NIM	Effic.	Price/ TBV	Price/ LTM EPS	Price/ 2019 EPS¹	Price/ 2020 EPS¹	Dividend Yield	Market Cap.
Company	City, State	Ticker	($mm)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(x)	(%)	($mm)
Provident Financial Services	Jersey City, NJ	PFS	9,803	105	0.78	10.19	10.34	13.39	404.0	1.25	9.05	3.40	53.48	172	13.2	13.0	12.8	3.72	1,646
NBT Bancorp Inc.	Norwich, NY	NBTB	9,534	90	0.45	8.06	9.62	12.98	157.3	1.22	11.61	3.60	59.45	222	14.4	14.3	14.3	2.75	1,656
Independent Bank Corp.	Rockland, MA	INDB	8,997	93	0.73	9.56	10.64	15.28	256.9	1.52	12.65	4.01	53.96	248	15.8	13.3	13.0	2.40	2,517
Boston Private Financial	Boston, MA	BPFH	8,572	102	0.22	8.35	9.68	14.16	229.2	0.94	10.56	2.95	68.95	140	13.1	12.7	12.1	4.06	990
Eagle Bancorp, Inc.	Bethesda, MD	EGBN	8,388	107	0.79	12.60	12.48	16.21	328.9	1.84	14.14	4.08	38.44	183	12.7	12.1	11.3	1.59	1,912
Sandy Spring Bancorp, Inc.	Olney, MD	SASR	8,328	106	0.49	9.28	9.61	12.54	316.7	1.36	10.53	3.61	51.40	169	11.6	10.9	10.4	3.38	1,265
OceanFirst Financial Corp.	Toms River, NJ	OCFC	8,093	95	0.52	9.53	10.23	14.11	245.2	1.15	8.42	3.72	54.45	178	14.2	11.7	11.1	2.67	1,291
First Commonwealth Financial	Indiana, PA	FCF	7,973	96	0.45	9.26	10.31	14.60	227.8	1.41	11.27	3.73	57.16	185	12.2	12.0	11.4	3.01	1,309
Brookline Bancorp, Inc.	Boston, MA	BRKL	7,519	114	0.73	9.99	10.31	13.89	325.5	1.22	10.02	3.61	54.37	165	14.1	13.3	12.1	2.89	1,214
S&T Bancorp, Inc.	Indiana, PA	STBA	7,229	102	1.02	9.41	9.96	13.19	322.6	1.44	11.07	3.67	51.28	198	12.9	12.7	11.7	2.87	1,294
Flushing Financial Corporation	Uniondale, NY	FFIC	6,867	110	0.29	7.93	8.63	13.61	555.2	0.77	9.39	2.65	64.74	116	12.6	13.0	12.0	3.74	625
Tompkins Financial Corporation	Ithaca, NY	TMP	6,739	96	0.35	8.24	9.24	13.39	237.8	1.24	13.73	3.35	61.36	229	15.2	15.1	14.8	2.45	1,251
Kearny Financial Corp.	Fairfield, NJ	KRNY	6,659	113	0.39	14.61	14.42	23.45	320.8	0.62	3.33	2.62	60.81	132	30.2	27.7	25.1	1.77	1,185
OFG Bancorp	San Juan, PR	OFG	6,603	93	3.96	12.90	14.64	20.77	45.7	1.39	9.25	5.44	50.75	144	14.6	13.6	9.0	1.17	1,227
Dime Community Bancshares	Brooklyn, NY	DCOM	6,475	125	0.15	8.58	8.81	13.77	706.1	0.77	7.91	2.37	56.77	125	14.6	14.5	13.9	2.93	690
Lakeland Bancorp, Inc.	Oak Ridge, NJ	LBAI	6,365	97	0.36	8.41	9.23	13.48	407.2	1.11	10.27	3.37	56.02	158	12.5	11.4	11.1	3.06	823
TriState Capital Holdings, Inc.	Pittsburgh, PA	TSC	6,344	100	0.16	6.23	7.13	11.26	317.4	1.05	12.52	2.20	60.70	154	10.6	11.2	9.8	—	603
Meridian Bancorp, Inc.	Peabody, MA	EBSB	6,281	115	0.32	10.60	10.74	11.77	577.7	1.01	8.72	2.96	52.80	153	16.8	15.4	13.3	1.47	971
ConnectOne Bancorp, Inc.	Englewood Cliffs, NJ	CNOB	6,049	108	0.92	8.83	9.12	12.79	463.9	1.26	11.05	3.31	41.90	158	11.3	10.2	9.1	1.55	822
Century Bancorp, Inc.	Medford, MA	CNBK.A	5,306	52	0.12	5.78	6.92	13.76	27.8	0.76	13.16	2.16	58.72	161	13.0	—	—	0.54	493
TrustCo Bank Corp NY	Glenville, NY	TRST	5,156	87	0.72	9.72	10.06	20.11	20.7	1.24	12.76	3.32	54.47	157	12.9	12.9	12.7	3.34	789
Washington Trust Bancorp	Westerly, RI	WASH	5,155	107	0.38	7.83	8.69	12.59	319.3	1.45	16.11	2.98	52.99	227	13.1	12.8	12.0	3.90	906
Univest Financial Corporation	Souderton, PA	UVSP	5,036	102	0.53	9.47	10.10	13.77	181.8	1.11	8.69	3.73	60.03	167	14.3	12.4	12.0	3.04	771

(1)	Based on median analyst consensus estimates

The following table replaces the table at the top of page 60 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Comparable Company Analyses”:

			Balance Sheet			Capital Position				LTM Performance				Trading Valuation
			Total Assets	Loans/ Deposits	NPAs/ Assets	TCE/TA	Leverage	Total RBC	CRE Concen	ROAA	ROAE	NIM	Effic.	Price/ TBV	Price/ LTM EPS	Price/ 2019 EPS¹	Price/ 2020 EPS¹	Dividend Yield	Market Cap.
Company	City, State	Ticker	($mm)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(x)	(%)	($mm)
Comerica Incorporated	Dallas, TX	CMA	70,690	93.0	0.42	9.66	10.40	12.80	89.1	1.83	16.81	3.69	50.97	167	9.4	8.9	8.7	3.68	11,229
Zions Bancorporation	Salt Lake City, UT	ZION	69,195	87.3	0.49	8.81	9.87	13.48	171.0	1.28	11.34	3.63	59.96	141	11.5	10.4	9.9	2.59	8,467
SVB Financial Group	Santa Clara, CA	SIVB	60,160	55.1	0.27	8.59	9.10	13.94	4.1	1.94	21.44	3.68	46.46	226	11.2	10.9	10.8	0.00	11,563
New York Community Bancorp	Westbury, NY	NYCB	52,131	128.2	0.15	7.44	8.68	13.83	733.4	0.81	6.14	2.15	49.65	133	13.5	13.7	12.4	6.46	4,917
CIT Group Inc.	New York, NY	CIT	50,782	109.4	0.79	10.20	11.00	14.81	91.8	0.97	7.40	3.35	55.13	98	12.7	10.8	9.8	2.72	4,967
Signature Bank	New York, NY	SBNY	48,546	102.3	0.44	9.29	9.68	13.24	542.8	1.33	14.41	2.87	35.77	157	11.3	11.5	10.7	1.76	6,934
Synovus Financial Corp.	Columbus, GA	SNV	46,630	93.6	0.52	8.33	8.81	12.06	267.6	1.26	13.11	3.81	54.15	146	10.6	8.8	8.6	3.39	5,579
East West Bancorp, Inc.	Pasadena, CA	EWBC	42,091	90.6	0.48	9.88	10.21	13.85	242.3	1.73	15.89	3.80	45.46	165	10.0	9.5	9.2	2.36	6,778
First Horizon National Corp.	Memphis, TN	FHN	41,099	86.2	0.95	7.27	9.02	11.78	110.2	1.40	12.08	3.41	63.25	166	8.9	10.3	9.7	3.71	4,762
BOK Financial Corporation	Tulsa, OK	BOKF	39,883	85.9	0.41	8.64	8.76	12.24	177.0	1.24	11.32	3.26	60.67	168	11.9	10.8	10.5	2.54	5,617
First Citizens BancShares, Inc.	Raleigh, NC	FCNC.A	35,962	81.6	0.66	9.08	9.80	14.02	105.0	1.17	11.86	3.77	64.57	162	13.2	—	—	0.35	5,168
Associated Banc-Corp	Green Bay, WI	ASB	33,701	90.7	0.64	7.20	8.49	13.46	195.8	1.05	9.33	2.97	61.89	148	10.5	10.4	10.1	3.24	3,394
F.N.B. Corporation	Pittsburgh, PA	FNB	33,695	94.7	0.45	7.15	7.88	11.65	206.6	1.17	8.36	3.35	54.34	170	10.3	10.0	9.6	4.09	3,789
BankUnited, Inc.	Miami Lakes, FL	BKU	32,703	94.4	0.52	8.72	8.78	12.78	251.8	0.97	10.03	3.41	61.45	113	11.4	11.6	10.1	2.57	3,216
Valley National Bancorp	Wayne, NJ	VLY	32,477	102.1	0.54	6.70	7.58	11.37	394.8	1.07	9.99	3.08	59.06	174	11.3	11.7	10.7	4.04	3,613
Wintrust Financial Corporation	Rosemont, IL	WTFC	32,359	90.3	0.56	8.28	9.10	11.69	158.8	1.17	11.03	3.65	61.13	155	12.1	10.9	10.3	1.39	4,085
Cullen/Frost Bankers, Inc.	San Antonio, TX	CFR	31,665	54.8	0.31	9.00	9.35	14.68	134.9	1.50	13.96	3.71	54.82	212	13.3	13.6	13.5	3.03	5,922
IBERIABANK Corporation	Lafayette, LA	IBKC	31,260	95.3	0.85	9.01	9.67	12.33	225.8	1.34	10.22	3.73	53.08	156	10.9	10.7	10.4	2.23	4,192

(1)	Based on median analyst consensus estimates

The following table replaces the table at the top of page 61 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Analysis of Selected Merger Transactions”:

					Transaction Information						Select Seller Information
						Price/			Core	1-Day
					Deal	LTM	Est.		Deposit	Market	Total	TCE/	LTM	Res./	NPAs/
				Annc.	Value	Earnings	EPS	TBV	Prem.	Prem.	Assets	TA	ROAA	Loans	Assets[1]
Acquiror	ST	Target	ST	Date	($mm)	(x)	(x)	(%)	(%)	(%)	($bn)	(%)	(%)	(%)	(%)
Valley National Bancorp	NJ	Oritani Financial Corp.	NJ	6/26/2019	744	14.1	14.2	138	10.2	0.5	4.1	13.0	1.28	0.81	0.27
Berkshire Hills Bancorp Inc.	MA	SI Financial Group Inc.	CT	12/11/2018	182	28.1	—	118	2.6	13.2	1.6	9.7	0.41	1.10	1.17
People’s United Financial Inc.	CT	BSB Bancorp Inc.	MA	11/27/2018	329	16.1	—	160	8.0	20.7	3.0	6.7	0.74	0.67	0.19
Independent Bank Corp.	MA	Blue Hills Bancorp Inc	MA	9/20/2018	725	39.9	25.1	178	19.2	12.0	2.7	14.3	0.70	0.89	0.52
People’s United Financial Inc.	CT	First Connecticut Bancorp, Inc	CT	6/19/2018	552	32.3	19.4	187	13.0	24.3	3.1	8.8	0.57	0.80	0.71
Kearny Financial Corp.	NJ	Clifton Bancorp Inc	NJ	11/1/2017	402	65.1	59.7	138	18.8	5.3	1.6	18.4	0.43	0.64	0.36
Berkshire Hills Bancorp Inc.	MA	Commerce Bancshares Corp.	MA	5/22/2017	209	14.6	—	138	3.0	NA	2.2	6.9	0.75	1.10	1.14
Community Bank System Inc.	NY	Merchants Bancshares Inc.	VT	10/24/2016	305	21.7	18.7	194	10.4	34.0	2.0	7.6	0.72	0.85	0.22
OceanFirst Financial Corp.	NJ	Ocean Shore Holding Co.	NJ	7/13/2016	150	21.6	19.9	130	5.4	32.5	1.0	10.7	0.65	0.41	0.93
Berkshire Hills Bancorp Inc.	MA	First Choice Bank	NJ	6/27/2016	112	54.9	—	110	1.5	NA	1.1	4.5	0.18	2.43	3.52
People’s United Financial Inc.	CT	Suffolk Bancorp	NY	6/27/2016	403	21.7	19.6	196	11.8	42.8	2.3	9.0	0.90	1.20	0.75
Bar Harbor Bankshares	ME	Lake Sunapee Bank Grp	NH	5/5/2016	146	15.8	—	164	5.7	21.0	1.6	5.8	0.61	0.71	0.82
OceanFirst Financial Corp.	NJ	Cape Bancorp Inc.	NJ	1/5/2016	206	16.9	23.1	140	5.3	19.7	1.6	9.1	0.84	0.85	0.78

(1)	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned

The following underlined language is added to the first paragraph on page 61 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Net Present Value Analyses”.

Sandler O’Neill performed an analysis that estimated the per share net present value of United Financial common stock assuming United Financial performed in accordance with internal financial projections for United Financial for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of United Financial, as well as a long-term earnings per share growth rate for the years thereafter, as provided by the senior management of United Financial, and estimated dividends per share for United Financial for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of United Financial. To approximate the terminal value per share of United Financial common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings per share multiples ranging from 11.0x to 16.0x and price to December 31, 2023 tangible book value per share multiples ranging from 105% to 180%. Sandler O’Neill selected these price to earnings and tangible book value multiples based on Sandler O’Neill’s review of, among other matters, the trading multiples of selected companies that Sandler O’Neill deemed to be comparable to United Financial. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 13.0% which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of United Financial common stock. As illustrated in the following tables, the analysis indicated an imputed range of per share values of United Financial common stock of $8.90 to $14.36 when applying multiples of earnings and $9.90 to $18.61 when applying multiples of tangible book value.

The following paragraph and table are added before the third paragraph on page 62 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Net Present Value Analyses”.

The following table describes the discount rate calculation for United Financial common stock prepared by Sandler O’Neill. In its normal course of business, Sandler O’Neill employs the Duff & Phelps Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk free rate, the equity risk premium, the size premium and the industry premium.

Risk Free Rate	3.50%	Per Duff & Phelps Normalized Rate
Equity Risk Premium	5.50%	Per Duff & Phelps Cost of Capital Navigator
Size Premium	1.58%	Per Duff & Phelps Cost of Capital Navigator
Industry Premium	0.77%	Per Duff & Phelps Cost of Capital Navigator

Discount Rate	11.35%

The following underlined language is added to the third paragraph on page 62 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Net Present Value Analyses”.

Sandler O’Neill also performed an analysis that estimated the net present value per share of People’s United common stock assuming that People’s United performed in accordance with publicly available mean analyst net income and earnings per share estimates for People’s United for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by People’s United senior management, as well as a long-term earnings per share growth rate for the years thereafter based on publicly available mean analyst estimates for the years ending

December 31, 2019 and December 31, 2020, as approved by United Financial senior management for use in Sandler O’Neill’s analysis, and estimated annual dividends per share for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of People’s United to use People’s United current dividend rate and historical annual growth. To approximate the terminal value per share of People’s United common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings per share multiples ranging from 10.5x to 13.0x and price to December 31, 2023 tangible book value per share multiples ranging from 120% to 195%. Sandler O’Neill selected these price to earnings and tangible book value multiples based on Sandler O’Neill’s review of, among other matters, the trading multiples of selected companies that Sandler O’Neill deemed to be comparable to People’s United. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of People’s United common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of People’s United common stock of $13.07 to $18.29 when applying multiples of earnings per share and $11.85 to $20.79 when applying multiples of tangible book value per share.

The following paragraph and table are added before the fifth paragraph on page 62 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Net Present Value Analyses”.

The following table describes the discount rate calculation for People’s United common stock prepared by Sandler O’Neill. In its normal course of business, Sandler O’Neill employs the Duff & Phelps Cost of Capital Navigator and Bloomberg in determining an appropriate discount rate in which the discount rate equals the risk free rate plus the product of the 2-year beta for People’s United common stock and the equity risk premium, plus the size premium.

Risk Free Rate	3.50%	Per Duff & Phelps Normalized Rate
2 Year Beta of Stock	103.9%	Bloomberg
Equity Risk Premium	5.50%	Per Duff & Phelps Cost of Capital Navigator
Size Premium	0.89%	Per Duff & Phelps Cost of Capital Navigator

Discount Rate	10.10%

The following underlined language is added to, and the stricken language is deleted from, the first paragraph on page 63 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of United Financial’s Financial Advisor—Pro Forma Merger Analysis”.

Sandler O’Neill analyzed certain potential pro forma effects of the merger on People’s United, assuming the merger closes at the end of the fourth calendar quarter of 2019. In performing this analysis, Sandler O’Neill utilized certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the merger, as provided by the senior management of People’s United, and estimated earnings per share for United Financial for the years ending December 31, 2019 through December 31, 2021 as well as a long-term earnings per share growth rate for United Financial for the years ending December 31, 2022 through December 31, 2023, as provided by the senior management of

United Financial and as adjusted for the years ending December 31, 2019 through December 31, 2020 based on discussions with representatives of People’s United. For more information about the assumptions provided by People’s United to Sandler O’Neill for use in Sandler O’Neill’s pro forma analysis, see the Investor Presentation, dated July 15, 2019, filed by People’s United with the SEC which is incorporated by reference herein. The analysis indicated that the merger could be accretive to People’s United’s estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023 by 5.5%, 5.8%, 4.9% and 5.6%, respectively, dilutive to People’s United’s estimated tangible book value per share at December 31, 2019 and December 31, 2020 by 2.1% and 0.9%, respectively, and accretive to People’s United’s estimated tangible book value per share at December 31, 2021, December 31, 2022 and December 31, 2023 by 0.2%, 1.0% and 1.8%, respectively. ~~For more information about the assumptions provided by People’s United to Sandler O’Neill for use in Sandler O’Neill’s pro forma analysis, see the Investor Presentation, dated July 15, 2019, filed by People’s United with the SEC which is incorporated by reference herein.~~

The following underlined language is added to the second paragraph on page 64 of the Definitive Proxy Statement in the section entitled “The Merger—RP Financial Analyses”.

RP Financial’s subsequent planning analyses were based on public information and information made available to RP Financial by United Financial, including United Financial management’s forecasts (described in the section entitled “—Certain Financial Forecasts of United Financial” beginning on page 70), as well as prevailing economic, market and other conditions as of the date of the report or as otherwise indicated. In providing its strategic planning services, RP Financial discussed with certain United Financial senior management and members of United Financial’s board of directors, the overall business, historical and current financial condition and performance, capitalization, results of operations, future prospects and financial forecasts, historical and current stock pricing and trading characteristics, cash dividends, as well as their assessment of the rationale for the merger. RP Financial also had discussions with Sandler O’Neill regarding its financial assumptions pertaining to the merger. RP Financial was not engaged to conduct due diligence of People’s United, engage in merger negotiations directly or indirectly with People’s United’s financial advisor, or address the fairness of the merger consideration to the United Financial shareholders from a financial point of view.

The following underlined language is added to, and the stricken text is removed from, the final paragraph on page 66 of the Definitive Proxy Statement in the section entitled “—RP Financial Analyses—RP Financial Subsequent Planning Analyses—Alternative Stand-Alone Planning Scenario”.

RP Financial estimated the trading value of United Financial at the end of fiscal 2019, 2020 and 2021 pursuant to the hypothetical stand-alone alternative planning scenario by applying a 12 times earnings multiple to the projected trailing 12-month earnings per share and by applying a 1.15 times multiple to tangible book value per share, weighting the earnings and tangible book value approaches equally. The foregoing price multiples were determined by RP Financial based on the price multiples observed pursuant to a peer group analysis of regionally and financially comparable public companies and RP Financial’s professional experience. With respect to the earnings multiple, the peer group of comparable public companies was trading at an 11.9 times earnings multiple, which closely approximated the 12.0 times earnings multiple applied by RP Financial for valuation purposes with respect to United Financial. With respect to tangible book value, while the peer group of comparable companies was trading at a median 1.70 times multiple to tangible book value per share, RP Financial determined that United Financial’s price-to-tangible book value ratio should be discounted to the peer group due to various qualitative considerations, including United Financial’s lower return on equity and higher funding costs, as compared to the peer group. RP Financial estimated the net present value of the trading value of United

Financial common stock at the end of each year incorporating an 11.5% discount rate to the estimated future trading value, which discount rate was based on the application of a capital assets pricing model. In developing the discount rate assumption, RP Financial considered a market participant’s assumption regarding the weighted average cost of capital for United Financial, incorporating an equity risk premium and size premium, and the estimated cost of debt ~~assumed~~ assuming a typical bank holding company capital structure which included 90% equity/10% debt based on a regional peer group. This resulted in a weighted average cost of capital approximately equal to 10.5%, prior to adjustment. RP Financial then estimated an 11.5% discount rate, after adding a company specific premium equal to 1.0% based on RP Financial’s expertise and professional judgment, taking into account factors such as United Financial’s level of purchased consumer loans, presence in slower growth markets, more limited small business lending and business checking accounts and higher cost of funds, in each case, in relation to peers.

The following underlined language is added to the paragraph on page 67 of the Definitive Proxy Statement in the section entitled “—RP Financial Analyses—RP Financial Subsequent Planning Analyses—Value Comparison”.

RP Financial also provided a summary of the indicated value for United Financial on a stand-alone basis versus the value of United Financial’s stock in a merger with People’s United based on the value of People’s United at the proposed 0.875 exchange ratio. Based on United Financial management’s forecasts (described in the section entitled “—Certain Financial Forecasts of United Financial” beginning on page 70), RP Financial estimated that operating on a stand-alone basis as an independent entity, United Financial’s common stock had a trading value of $10.56 per share based on 2019 earnings per share of $0.96 per share, as included in United Financial management’s forecasts, and $11.22 per share based on 2020 earnings per share of $1.02 per share, as included in United Financial management’s forecasts, both of which were based on the assumption that United Financial would trade at 11 times normalized earnings per share, which excluded a speculative acquisition premium that RP Financial believed in its professional judgment was reflected in the then-existing trading price of United Financial common stock. RP Financial compared these stand-alone values to the per share value of the combined company on a merged basis. Assuming that People’s United earned $1.54 per share after the merger, which assumption was based on 2020 mean analyst earnings per share estimates for People’s United equal to $1.47 per share, as confirmed by the senior management of People’s United and included in Sandler O’Neill’s analysis, 2020 earnings per share estimates for United Financial, as provided by the senior management of United Financial and the pro forma impact of the completion of the merger, and People’s United’s stock traded in a range of 11 times to 13 times earnings, which assumption was consistent with the range of multiples for Peoples United’s stock based on the trailing 12 month earnings and analyst consensus earnings estimates for the next 12 months, RP Financial estimated the value of the merger consideration to range from $14.82 per share to $17.52 per share.

The following replaces the first paragraph and table on page 69 of the Definitive Proxy Statement in the section entitled “The Merger—RP Financial Analyses—Merger Market Update”.

RP Financial reviewed the following transaction metrics for the Nationwide Transactions Group, the Regional Subsets and the Annual Subsets, including the average selected financial data and acquisition pricing multiples or ratios at announcement.

							Seller Financial Data at Announcement						Deal Characteristics
								Tng Eq/	TTM	TTM	NPAs/	Reserve	Deal					Tg Bk Prem/
Date	Date					Bank/	Assets	Assets	ROAA (1)	ROAE (1)	Assets	Coverage	Value	P/B	P/TB	P/E	P/A	Core Deps
Announce	Close	Buyer	ST	Seller	ST	Thrift	($000)	(%)	(%)	(%)	(%)	(%)	($M)	(%)	(%)	(x)	(%)	(%)
6/26/2019	Pending	Valley National Bancorp	NJ	Oritani Financial Corp.	NJ	Thrift	4,074,702	13.02	1.28	9.62	0.27	274.01	744.03	138.35	138.35	13.69	18.26	10.17
6/17/2019	Pending	Prosperity Bancshares Inc.	TX	LegacyTexas Finl Group Inc	TX	Bank	9,346,072	10.28	1.75	15.05	0.67	125.28	2,068.30	181.52	215.96	12.70	22.13	21.06
6/5/2019	Pending	S&T Bancorp Inc.	PA	DNB Financial Corp.	PA	Bank	1,166,694	8.61	0.94	9.76	0.96	87.17	206.13	177.92	206.36	19.22	17.67	NA
4/30/2019	Pending	Hancock Whitney Corp.	MS	MidSouth Bancorp Inc.	LA	Bank	1,743,398	10.44	-1.50	-11.01	1.82	56.78	217.04	119.35	158.35	NM	12.45	5.78
4/24/2019	Pending	First Citizens BancShares Inc.	NC	Entegra Financial	NC	Bank	1,636,441	8.41	0.86	8.98	0.91	96.30	213.43	128.18	154.20	15.17	13.25	7.99
12/17/2018	7/1/2019	Ameris Bancorp	GA	Fidelity Southern Corp.	GA	Bank	4,812,056	8.57	0.98	11.32	1.03	76.95	756.83	171.70	180.73	16.01	15.73	8.80
12/11/2018	5/17/2019	Berkshire Hills Bancorp Inc.	MA	SI Financial Group Inc.	CT	Thrift	1,607,135	9.65	0.41	3.82	1.17	78.51	182.47	106.14	117.50	27.26	11.35	2.60
11/27/2018	4/1/2019	People’s United Financial Inc.	CT	BSB Bancorp Inc.	MA	Thrift	2,971,807	6.66	0.74	11.00	0.19	322.35	328.71	159.75	159.75	14.87	11.06	7.97
11/26/2018	4/1/2019	CenterState Bank Corp.	FL	National Commerce Corp.	AL	Bank	4,103,345	10.84	1.10	6.79	0.14	391.47	850.22	122.01	202.56	22.35	20.72	15.07
11/13/2018	4/12/2019	Simmons First National Corp.	AR	Reliance Bancshares Inc.	MO	Bank	1,492,899	8.58	0.01	0.08	0.71	NM	172.16	188.32	188.32	NM	11.53	8.81
11/1/2018	3/8/2019	Enterprise Financial Services	MO	Trinity Capital Corp.	NM	Bank	1,253,591	8.18	0.42	5.21	3.44	25.68	213.70	199.92	199.92	38.55	17.05	10.87
10/10/2018	Pending	First Merchants Corp.	IN	MBT Financial Corp.	MI	Bank	1,321,885	9.10	0.96	9.81	0.91	68.78	290.94	240.05	240.05	23.28	22.01	NA
10/5/2018	2/1/2019	Union Bkshs Corp	VA	Access National Corp.	VA	Bank	2,920,585	9.12	0.95	6.51	0.25	312.78	617.97	139.78	243.36	22.28	21.16	NA
9/20/2018	4/1/2019	Independent Bank Corp.	MA	Blue Hills Bancorp Inc	MA	Thrift	2,741,162	14.31	0.70	4.54	0.52	189.63	725.38	173.72	177.91	34.96	26.46	19.21
8/8/2018	3/1/2019	WSFS Financial Corp.	DE	Beneficial Bancorp Inc	PA	Thrift	5,770,311	15.20	0.48	2.70	0.36	206.21	1,507.39	143.73	172.71	52.99	26.12	16.62
7/24/2018	1/1/2019	Veritex Holdings Inc.	TX	Green Bancorp Inc.	TX	Bank	4,391,677	8.99	0.95	8.56	1.34	60.61	1,000.00	201.33	249.88	24.19	22.77	NA
6/19/2018	10/1/2018	People’s United Financial Inc.	CT	First Connecticut Bancorp, Inc	CT	Bank	3,137,645	8.82	0.57	6.23	0.71	112.44	552.26	186.64	186.64	29.93	17.60	13.01
6/18/2018	10/1/2018	BOK Financial Corp.	OK	CoBiz Financial Inc.	CO	Bank	3,815,507	8.86	0.98	11.43	1.69	61.74	978.37	288.12	288.70	25.58	25.64	NA
5/22/2018	1/1/2019	Independent Bk Group Inc.	TX	Guaranty Bancorp	CO	Bank	3,721,651	8.93	1.20	10.97	0.65	98.93	1,036.58	252.47	319.01	23.74	27.85	25.50
5/13/2018	1/1/2019	Cadence Bancorp.	TX	State Bank Finl Corp.	GA	Bank	4,892,297	11.50	1.15	8.20	0.47	165.99	1,503.61	231.75	271.63	28.67	30.73	NA
4/24/2018	9/1/2018	CenterState Bank Corp.	FL	Charter Financial Corp.	GA	Thrift	1,643,673	10.96	0.90	6.49	0.44	186.23	364.97	156.86	195.11	24.85	22.20	16.85
4/19/2018	8/20/2018	WesBanco Inc.	WV	Farmers Capital Bank Corp.	KY	Bank	1,685,987	11.51	0.84	7.20	1.20	64.38	378.33	195.00	195.00	26.90	22.44	13.90
2/26/2018	8/10/2018	CVB Financial Corp.	CA	Community Bank	CA	Bank	3,747,398	9.37	0.72	7.71	0.40	252.04	878.30	246.41	247.41	32.52	23.44	21.03
2/12/2018	7/1/2018	Pacific Premier Bancorp	CA	Grandpoint Capital Inc.	CA	Bank	3,193,934	9.26	0.76	6.34	NA	NA	641.17	176.29	212.24	25.10	20.07	NA
1/26/2018	6/29/2018	Ameris Bancorp	GA	Hamilton State Bancshares	GA	Bank	1,786,636	10.59	0.82	6.90	0.32	255.58	404.95	185.57	204.66	26.04	22.67	14.60

				High			9,346,072	15.20	1.75	15.05	3.44	391.47	2,068.30	288.12	319.01	52.99	30.73	25.50
				Average:			3,159,140	9.99	0.76	6.97	0.86	155.21	673.33	180.44	205.05	25.25	20.09	13.32
				Median:			2,971,807	9.26	0.86	7.20	0.69	112.44	617.97	177.92	199.92	24.85	21.16	13.46
				Low:			1,166,694	6.66	-1.50	-11.01	0.14	25.68	172.16	106.14	117.50	12.70	11.06	2.60

(1)	Trailing Twelve Months for latest date for which information is publicly available

Source: S&P Global Market Intelligence

The following underlined language is added to the final paragraph on page 69 of the Definitive Proxy Statement in the section entitled “The Merger—RP Financial Analyses—Other Subsequent Planning Analyses”.

RP Financial also reviewed the interest rate and economic trends on a monthly basis from April 2019 to June 2019, including certain adverse earnings trends for United Financial which could negatively impact shareholder value on a stand-alone basis, and prepared an independent analysis of People’s United financial position relative to a peer group comprised of nine publicly-traded financial institutions in the New England and Mid-Atlantic region of the United States with assets between $25 billion and $125 billion.

The publicly traded peer group of People’s United identified by RP Financial consisted of the following companies:

M&T Bank Corporation	Valley National Bancorp

New York Community Bancorp, Inc.	Sterling Bancorp

CIT Group, Inc.	Webster Financial Corporation

Signature Bank	Investors Bancorp, Inc.

F.N.B. Corporation

RP Financial’s evaluation of People’s United noted certain characteristics and trends, including that People’s United is more leveraged on a tangible equity basis given recent acquisitions to expand its regional footprint, has greater funding with deposits than peers and recent acquisition activity has contributed to its faster deposit and loan growth. Additionally, RP Financial reviewed key considerations in the event that the parties terminated the merger agreement and United Financial continued to operate independently, including consideration of the lack of other prospective merger partners for a potential business combination with United Financial, a potential for reduction in the price of United Financial common stock and the potential need to raise capital assuming the D.C. Solar write-down.

The following underlined language is added to the paragraph on page 70 of the Definitive Proxy Statement in the section entitled “The Merger—RP Financial Analyses—RP Financial’s Relationship”.

RP Financial provided strategic planning and advisory services to United Financial in conjunction with its assessment of United Financial’s internal strategic plan assuming United Financial continued to operate independently and to assist the board of directors in its evaluation of a prospective merger with People’s United. RP Financial did not provide any other strategic planning or advisory services to United Financial, nor did RP Financial provide any strategic planning or other advisory services to People’s United, in the two years preceding the date of this proxy statement/prospectus. RP Financial was compensated by United Financial on an hourly basis based on the hourly billing rates for RP Financial’s staff. RP Financial’s compensation was not contingent upon the completion of a merger transaction.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, People’s United’s and United Financial’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in People’s United’s and United Financial’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate any definitive merger agreement between People’s United and United Financial; the outcome of any legal proceedings that may be instituted against People’s United or United Financial; the ability to meet the closing conditions to the merger, including the risk that approval by United Financial shareholders is not obtained; delay in closing the merger; difficulties and delays in integrating the United Financial business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People’s United’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes and capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving People’s United and United Financial. People’s United filed a registration statement on Form S-4 (Registration Number 333-233229) with the SEC on August 12, 2019, which included a preliminary proxy statement of United Financial and a preliminary prospectus of People’s United, and each party will file other relevant documents regarding the proposed transaction with the SEC. The S-4, as amended, was declared effective on September 5, 2019. A definitive proxy statement/prospectus was first mailed to United Financial shareholders on September 6, 2019, seeking any required shareholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of United Financial are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by People’s United and United Financial with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by People’s United may be obtained free of charge from People’s United at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information,” and the documents filed by United Financial may be obtained free of charge from United Financial at www.unitedfinancialinc.com under the heading “Investor Relations” and then under the tab “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from People’s United upon written request to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, by calling (203) 338-4581, or by sending an email to Andrew.Hersom@peoples.com or from United Financial upon written request to United Financial, 225 Asylum Street, Hartford, Connecticut 06103 Attn: Investor Relations, by calling (860) 291-3600 or by sending an email to mshaw@bankatunited.com.

People’s United and United Financial and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of United Financial in favor of the approval of the merger. Information regarding People’s United’s directors and executive officers is contained in People’s United’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated April 2, 2019, which are filed with the SEC. Information regarding United Financial’s directors and executive officers is contained in United Financial’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated April 3, 2019, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2019	UNITED FINANCIAL BANCORP, INC. Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial Officer and Treasurer